PROSPECTUS Dated                              Pricing Supplement No. 52
January 6,2000                                Effective September 3, 2001
And PROSPECTUS SUPPLEMENT
Dated August 29,2000


                       U.S. $200,000,000              Rule 424 (B)(3)
                                                  Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-91953

                       FIXED-RATE NOTES


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                    Interest Rate Per Annum
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Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
09/03/01     3.70%     4.30%     4.90%     5.60%    5.90%     6.40%